UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2026

VALOR ENERGY INC
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue, Floor 3, New York, NY	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (929) 872-1185

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Youngstown Computing Center Equity Transfer Agreement

On November 3, 2026, Valor Energy Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Youngstown Computing Center Equity Transfer Agreement with Glorious Star, LLC (the “Agreement”), previously disclosed in the Company’s Current Report on Form 8-K filed on October 22, 2026.

The Amendment eliminates the escrow arrangement for the $360,000 purchase-price deposit and provides for payment directly to the seller following the Company’s written confirmation that its due diligence and Initial Valuation are satisfactory. The payment constitutes a generally non-refundable down payment credited toward the $3,600,000 purchase price, subject to the refund provisions specified in the Amendment. The remaining purchase price is payable at Closing, concurrently with the transfer of all equity interests and control, subject to satisfaction or applicable waiver of the Closing conditions.

The Amendment also revises the treatment of the down payment following termination, the Company’s due diligence termination rights, and the parties’ material-breach and payment-default provisions. These provisions preserve applicable notice and cure requirements and the Company’s protections regarding conditional payment obligations and simultaneous Closing deliveries. The Closing and balance-payment deadline is the thirtieth Business Day after the Agreement’s original effective date, October 18, 2026, unless extended by written agreement.

The Amendment further provides that any potential acquisition of rights to additional power capacity for the Project would be a separate transaction, subject to applicable approvals and a separate written agreement establishing its terms. Neither party is obligated to purchase, sell or pay for such additional capacity, and neither party represents or guarantees its approval or availability. Such additional capacity does not constitute a condition to Closing or modify, delay or excuse the parties’ obligations under the Agreement, including the purchase price, payment obligations and Closing deadline, unless otherwise expressly agreed in writing.

Except as amended, the Agreement remains in effect. The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No.1 to the Youngstown Computing Center Equity Transfer Agreement, dated November 3, 2026, between Valor Energy Inc. and Glorious Star, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALOR ENERGY INC

Date: November 9, 2026	By:	/s/ Ronggang (Jonathan) Zhang
	Name:	Ronggang (Jonathan) Zhang
	Title:	Chief Executive Officer

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